EXHIBIT 10.1

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT is made and entered into this 1st day of January, 1997, by and between Crescent Mortgage Services, Inc., a Georgia corporation (“CMS”), and Crescent Bank and Trust Company, a Georgia bank (the “Bank”).

WHEREAS, the Bank and CMS are wholly owned subsidiaries of Crescent Banking Company, a Georgia corporation (“Crescent”); and

WHEREAS, each of CMS and the mortgage division of the Bank (the “Mortgage Division”) is engaged in the business of acquiring and selling mortgage servicing rights and servicing mortgage loans on account of others; and

WHEREAS, Robert C. KenKnight serves as the President of CMS, Executive Vice President of the Bank, and President of the Mortgage Division; and

WHEREAS, the parties desire that the Bank provide certain services to CMS as set forth herein;

NOW THEREFORE, in consideration of the agreements and covenants of the respective parties herein contained, and other good and valuable consideration, each from the other flowing, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Services. The Bank will perform the following services to CMS:

(a)	Strategic Planning. The Bank will supervise the strategic planning process and will assist CMS in developing and implementing a strategic plan that is consistent with the overall goals and objectives of CMS as established by CMS’s Board of Directors.

(b)	Mortgages Held For Sale and its Pricing Advice. The Bank will assist CMS with pricing its portfolio of mortgage servicing rights and provide advice with respect to hedging activities and opportunities consistent with the overall goals and objectives of CMS as established by CMS’s Board of Directors.

(c)	Operations. The Bank will assist and support CMS in developing and implementing operational procedures. Support will continue on an ongoing basis in the form of supervision with the respect to the underwriting and closing departments.

(d)	Accounting Function. The Bank will provide financial and accounting advice to CMS, and assist with any accounting-related reports that are either internal or external in nature.

(e)	Human Resources. The Bank will pay the compensation of Robert C. KenKnight, President of CMS, and perform related personnel functions for CMS. Mr KenKnight’s compensation and benefits shall be as set forth in that certain Employment Agreement between Mr. KenKnight and the Bank, dated May 1, 1997, as the same may be amended from time to time.

(f)	Systems Administration. The bank will provide advice and guidance with regards to computer software and hardware to CMS.

(g)	Servicing Transaction. The Bank will oversee the management of the mortgage servicing rights portfolio

2. Management Fee. For the services provided hereby, CMS shall pay to the Bank a monthly management fee according to the calculations as expressed in Exhibit A and made part of this Agreement.

3. Term. Unless earlier terminated in accordance with Section 4 hereof, the term of this Agreement shall be for the period commencing on the date hereof (the “Effective Date”) and ending on the fifth anniversary of the Effective Date; provided, however, that commencing on the date four years after the Effective Date, and on each subsequent anniversary of the Effective Date (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), unless previously terminated, the term of this Agreement shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Bank or CMS shall give notice to the other that the term shall not be so extended.

4. Termination. Neither party will be able to terminate this agreement unless (i) the legal affiliation between the Bank and CMS has been terminated, or (ii) the Bank discontinues the services as stated in this Agreement or as subsequently amended. The Bank shall provide sixty (60) days’ prior notice to CMS explaining the reasons for the prospective termination.

5. Miscellaneous.

(a) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Bank and CMS with respect to the subject matter hereof and it supersedes and invalidates any previous agreements or contracts between them with respect to such subject matter.

(b) Governing Law. Except to the extent preempted by federal law, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(c) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

To the Bank:	Crescent Bank and Trust Company
251 Highway 515
Jasper, GA 30143
Facsimile No. (706) 692-6820
Attention: Chief Executive Officer

To CMS:	Crescent Mortgage Services, Inc.
115 Perimeter Center Place
Atlanta, GA 30346
Facsimile No. (706) 392-1611
Attention: President

Either party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(d) Amendments. Amendments can be made to this agreement by having both the Bank and CMS sign a dated amendment form attaching the form to this Agreement. Each subsequent amendment can supersede any previous amendment or any clause to this Agreement.

(signatures on following page)

IN WITNESS WHEREOF, the Bank and CMS have duly executed this Management Services Agreement as of the day and year first above written.

ATTEST:	CRESCENT BANK AND TRUST
COMPANY

/s/	By:	/s/ J. Donald Baggus, Jr.

ATTEST:	CRESCENT MORTGAGE SERVICES, INC.

/s/	By:	/s/ Robert C. KenKnight

4